SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                                  GEHL COMPANY
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:


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                                    Gehl Company             Tel:  262/334-9461
                                    143 Water Street         Fax: 262/334-6603
                                    P.O. Box 179             http://www.gehl.com
                                    West Bend, WI 53095-0179
                                    USA
CONTACTS:
Kenneth Hahn (investors)
Vice President of Finance and Treasurer
262-334-6632

Drew Brown/Andrew Cole (media)
Citigate Sard Verbinnen
212-687-8080

                                                     News Release

FOR IMMEDIATE RELEASE


           GEHL COMPANY SETS JANUARY 17, 2002 DATE FOR ANNUAL MEETING

                    Company Files Preliminary Proxy Materials


     West Bend, WI, November 30, 2001 . . . Gehl Company (NASDAQ: GEHL), the Wisconsin-based manufacturer of light construction and agricultural equipment, announced that its annual meeting of shareholders will be held on January 17, 2002. Gehl shareholders will elect three directors at the annual meeting. December 10, 2001 has been established as the record date for the annual meeting and shareholders as of that date will be entitled to vote at the meeting. The Company has filed its preliminary proxy materials with the U.S. Securities and Exchange Commission. A group of dissident investors, including Texas-based CIC Equity Partners and Newcastle Partners ("CIC/Newcastle"), previously announced its intention to wage a proxy contest to elect its own slate of nominees to the Company's Board in opposition to the Board of Directors' nominees.

     Separately, Gehl Company filed an action yesterday in Circuit Court in Milwaukee County, WI, seeking judgment that two of CIC/Newcastle's proposed candidates have not been nominated in accordance with the Company's by-laws. The action notes that CIC/Newcastle had previously nominated three candidates, earlier this year, which nominations, made in accordance with the Company's by-laws, are still effective.


                                  ( M O R E )

Gehl Company
Gehl Company Sets January 17, 2002 Date for Annual Meeting
November 30, 2001
page 2




About Gehl Company

     Gehl Company (Nasdaq: GEHL) is a leading manufacturer of compact equipment used worldwide in construction and agricultural markets. Founded in 1859, Gehl is headquartered in West Bend, WI, with manufacturing facilities in West Bend, WI; Lebanon, PA; Madison and Yankton, SD; and Owatonna, MN. The Company markets its products under the Gehl(R)and Mustang(R)brand names. Mustang product information is available at www.mustangmfg.com. CE Attachments, Inc. information is available at www.ceattach.com. Gehl Company information is available at www.gehl.com or contact: Gehl Company, 143 Water Street, West Bend, WI 53095 (telephone: 262-334-9461).

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On November 28, 2001, Gehl Company filed with the SEC a preliminary proxy statement in connection with its annual meeting of shareholders. Gehl Company will prepare and file with the SEC a definitive proxy statement in connection with the annual meeting. You should read the definitive proxy statement when it becomes available because it will contain important information. You may obtain a free copy of the proxy statement and other proxy materials (when available) at the SEC's Internet Web site at www.sec.gov or by sending a written request to Michael J. Mulcahy, Secretary, Gehl Company, 143 Water Street, West Bend, WI 53095. Detailed information regarding the identity and interests of individuals who may be deemed participants in the solicitation of proxies relating to the meeting is available in the preliminary proxy statement filed with the SEC on November 28, 2001, which you can obtain free of charge at the SEC's Internet Web site at www.sec.gov.
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